U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 18, 2010

INDUSTRY CONCEPT HOLDINGS, INC.

(Exact name of small business issuer as specified in its charter)

Colorado	000-53099	20-8510684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

4501 E 50th St.

Vernon CA 90058

(Address of principal executive offices)

(323) 585-5281

(Issuer's Telephone Number)

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

          Effective March 18, 2010 we issued 2,000,000 “restricted” shares of our Common Stock to Matt Milonas in consideration for his agreement to serve as President of our Company We did not receive any proceeds from this issuance. We relied upon the exemption from registration provided by Section4/2 promulgated under the Securities Act of 1933, as amended, to issue these shares.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS: APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

          Effective March 18, 2010, Alan Elgort did resign his position as Chief Financial Officer and as a director of our Company. There were no disagreements between Mr. Elgort and our Company regarding the operation, policies or practices of our Company.

          Also, effective March 18, 2010, Greg Lorber did resign his position as President of our Company. He retains his positions as Chief Executive Officer and a director.

          Simultaneous therewith, Matthew Milonas was appointed as our President, Chief Financial Officer and a director, replacing Mr. Lorber as President and Mr. Elgort as Chief Financial Officer and a director.           Effective March 18, 2010, our Board of Directors adopted a resolution increasing the number of the members of our Board from three (3) to five (5) persons. Wells Butler and Brian E. Sobnosky were appointed as directors of our Company pursuant to our Bylaws, to hold such position until the earlier of their resignation, death, or the next annual meeting of our shareholders.

The following is a biographical summary of the business experience of our new management:

          Mr. Matt Milonas was appointed as our President, Chief Financial Officer and a Director in March 2010. From December 2006 through March 2010, Mr. Milonas was employed by Atachi Data Systems, Inc. as finance manager in charge of global shared services. Prior, from January 2005 through December 2006, he was a manager in the internal controls department of Verizon Business, specializing in Sarbanes-Oxley compliance matters. From September 2003 through January 2005, he was a business analyst with GE Access-Quovadx, Inc. Mr. Milonas received a Bachelor of Arts degree in accounting from Fort Lewis College in 1989, with a minor in psychology from Colorado State University. He intends to devote substantially all of his business time to our affairs.

          Wells Butler. Ms. Butler was appointed as a director of our Company in March 2010. She founded Primp in 2004 and has since served as its Creative Director and Head Designer. She has studied Fashion Design at Rhode Island School of Design, Fashion Institute of Technology, and received her degree in Apparel Manufacturing from the Fashion Institute of Design and Merchandising in 2003. In 1999 Wells received her Bachelor of Arts degree in Economics from the University of Iowa. She devotes substantially all of her business time to our affairs.

          Brian E. Sobnosky. Mr. Sobnosky was appointed as a Director in March 2010. In addition to his position as our director, since March 2008 he has been responsible for sales and business development with Builders Appliance Center, Denver, Colorado. Since November 2004, Brian has also been Director of New Business Development for Tavata Software Corporation, Denver, CO, where his primary responsibilities have been identifying and solidifying strategic sales and technology partnerships with third party vendors. Mr. Sobnosky graduated in 2003 from Youngstown State University with a degree in Business Administration and Accounting. He devotes only such time as necessary to our affairs.

          There are no family relationships between any of our current officers and directors and the individuals who have become directors and executive officers of our Company.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

          Effective March 18, 2010, our Board of Directors adopted a resolution changing our fiscal year from October 31 to December 31, effective December 31, 2009. Our Bylaws provide the authority for our Board of Directors to establish our fiscal year on a date in their sole discretion. Our Board undertook this resolution in order to have the fiscal year coincide with the fiscal year end for our wholly owned operating subsidiary company.

We intend to file a transitional report on Form 10-K for our fiscal year ended December 31, 2009.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 22, 2010	INDUSTRY CONCEPT HOLDINGS, INC. By:s/Greg Lorber__________________________ Greg Lorber, Chief Executive Officer

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